EXHIBIT 10.68

TERMS OF PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
WITH CERTAIN EXECUTIVE OFFICERS

The Form of Performance Restricted Stock Unit Award Agreement (the “Agreement”), filed as Exhibit 10.24 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2022, contains blanks where the name of grantee, number of performance restricted stock units, grant date, vesting date, performance measurement period, shortened performance measurement period start date, peer group size and number of months in the vesting term provided under the Agreement vary for each executive.

On January 24, 2023, performance restricted stock units were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of performance goals, relative to a peer group of publicly-traded banks and thrifts located in New England and Mid-Atlantic with assets of $2.5 billion to $12.5 billion, excluding institutions in Puerto Rico. The performance restricted stock units were granted with a cliff-vesting term of 36 months and vest on January 24, 2026. The performance period start date was January 1, 2023 thereby making the performance period January 1, 2023 through December 31, 2025. The number of performance restricted stock units for each executive awarded these units on January 24, 2023 is listed below.

Executive Officer	Number of performance restricted stock units
Edward O. Handy III	9,510
Ronald S. Ohsberg	3,520
Kristen L. DiSanto	3,110
Debra A. Gormley	3,110
Mary E. Noons	4,230
Kathleen A. Ryan	3,110
William K. Wray	3,110
Dennis L. Algiere	2,250
Maria N. Janes	2,250